Exhibit 99.1

4300 Wildwood Parkway
Atlanta, GA  30339
1-888-502-BLUE
www.BlueLinxCo.com

BlueLinx Contact Information:
Susan O’Farrell, SVP, CFO & Treasurer	Natalie Poulos, Investor Relations
BlueLinx Holdings Inc.	BlueLinx Holdings Inc.
(770) 953-7000	(770) 953-7522
investor.relations@bluelinxco.com

FOR IMMEDIATE RELEASE

BLUELINX ANNOUNCES THIRD-QUARTER RESULTS
- Net income of $15.0 million; highest quarter net income since 2004 -
- Diluted earnings per share of $1.68 -
- Debt principal reduction of $87.2 million from Q3 2015 -

ATLANTA - November 10, 2016 - BlueLinx Holdings Inc. (NYSE:BXC), a leading distributor of building and industrial products in the United States, today reported financial results for the fiscal third quarter ended October 1, 2016.

“Our performance this quarter confirms that we continue to make good progress on our key strategic initiatives of monetizing our real estate and deleveraging the balance sheet. We have successfully extended our asset-based credit facility, prudently managed our working capital, and sold several of our unoccupied facilities which have enabled us to significantly reduce our debt from 2015 third quarter levels. In addition, we continue to focus on our customers through our local market emphasis as we improve our operational efficiencies and bottom line,” said Mitch Lewis, President and Chief Executive Officer.

Susan O’Farrell, Senior Vice President and Chief Financial Officer added, “We are pleased to announce we have sold four unoccupied properties during the quarter, enabling us to pay down our mortgage by an additional $16.6 million during the quarter. The Company is also actively marketing additional unoccupied facilities for sale and other operating facilities for sale leaseback transactions which we anticipate announcing in the next few months. With the progress we’ve made with our facility monetization and inventory efficiency efforts, we have successfully decreased our debt principal by $87.2 million and our operating working capital by $71.5 million when compared to the same period a year ago.”

Third Quarter Results Compared to Prior Year Period
BlueLinx generated net sales of $476.0 million for the third quarter of fiscal 2016, compared to $517.8 million from the prior year quarter. When excluding our strategic operational efficiency initiatives, consisting of facility closures and inventory rationalization efforts where we discontinued certain underperforming products, adjusted net sales were $469.7 million for the fiscal third quarter, an increase of $16.5 million from this time a year ago.

The Company recorded gross profit of $60.1 million during the quarter with a gross margin of 12.6%, an increase of 90 basis points from the prior year quarter.

The Company recorded net income of $15.0 million for the quarter, with a diluted earnings per share of $1.68. Adjusted EBITDA, which is a non-GAAP measure, was $11.1 million. Excluding our strategic operational efficiency initiatives, Adjusted EBITDA was up $1.5 million or 16.1% from the prior year quarter.

First Nine Months of Fiscal 2016 Compared to Prior Year Period
For the nine months ended fiscal 2016, the Company generated $1.46 billion in net sales compared to $1.49 billion from the prior year period. When excluding our strategic operational efficiency initiatives, adjusted net sales were $1.35 billion, an increase of $57.74 million or 4.5% from the same period in 2015.

The Company recorded gross profit of $175.0 million with a gross margin of 12.0%, an increase of 50 basis points from the prior year period. On an adjusted basis, excluding the facility and inventory rationalization activity, gross margin was 12.6%, an increase of 100 basis points from the nine months ended October 3, 2015.

The Company recorded net income of $5.7 million for the nine months ended fiscal 2016, up $11.2 million from this period a year ago. Adjusted EBITDA, which is a non-GAAP measure, for the nine month period was $30.7 million, an increase of 49% from the first nine months in 2015. Excluding our strategic operational efficiency initiatives, Adjusted EBITDA was up $13.0 million or 78.2% from the same period in 2015.

Working Capital and Liquidity
The Company’s working capital initiatives drove increased productivity, resulting in a reduction of its cash cycle by seven days, when compared to the same period in 2015. As of October 1, 2016, the Company had $68.9 million of excess availability under its asset-based revolving credit facilities, based on qualifying inventory and receivables. Additionally, on November 3, 2016 the Company obtained an extension of the maturity of the asset based credit facility to July 15, 2018.

Conference Call
BlueLinx will host a conference call today at 10:00 a.m. Eastern Time, accompanied by a supporting slide presentation. Investors can listen to the conference call and view the accompanying slide presentation by going to the BlueLinx website, www.BlueLinxCo.com, and selecting the conference link on the Investor Relations page. Investors will be able to access an archived recording of the conference call for one week following the live call by dialing 404-537-3406, Conference ID# 3043825. The recording will be available two hours after the conference call has concluded. Investors also can access a recording of this call on the BlueLinx website.

Use of Non-GAAP Measures and Supplementary Information
BlueLinx reports its financial results in accordance with accounting principles generally accepted in the United States (“GAAP”). The Company also believes that presentation of certain non-GAAP measures may be useful to investors. Any non-GAAP measures used herein are reconciled in the financial tables accompanying this news release. The Company cautions that non-GAAP measures should be considered in addition to, but not as a substitute for, the Company’s reported GAAP results.

We define Adjusted EBITDA as an amount equal to net income (loss) plus interest expense and all interest expense related items (e.g., write-off of debt issuance costs, charges associated with mortgage refinancing), income taxes, depreciation and amortization, and further adjusted to exclude certain non-cash items and other adjustments to Consolidated Net Income (Loss). Further, we also exclude, as an additional measure, operational efficiency initiatives such as facility closures and SKU rationalization, for period over period comparability.

We present Adjusted EBITDA (and an exclusion of operational efficiency initiatives) because it is a primary measure used by management to evaluate operating performance and, we believe, helps to enhance investors’ overall understanding of the financial performance and cash flows of our business. However, Adjusted EBITDA is not a presentation made in accordance with GAAP, and is not intended to present a superior measure of the financial condition from those determined under GAAP. Adjusted EBITDA, as used herein, is not necessarily comparable to other similarly titled captions of other companies due to differences in methods of calculation. We believe Adjusted EBITDA is helpful in highlighting operating trends. We also believe that Adjusted EBITDA is frequently used by securities analysts, investors and other interested parties in their evaluation of companies, many of which present an Adjusted EBITDA measure when reporting their results. We compensate for the limitations of using non-GAAP financial measures by using them to supplement GAAP results to provide a more complete understanding of the factors and trends affecting the business than using GAAP results alone.

Adjusted sales and gross profit, non-GAAP measures, are defined as net sales and gross profit at locations excluding the effect of operational efficiency initiatives; specifically, facility closures and the SKU rationalization initiative. We believe adjusted sales and gross profit are helpful in presenting comparability across periods without the effect of our operational efficiency initiatives. We also believe adjusted sales and gross profit can be used by securities analysts, investors, and other interested parties in their evaluation of our Company, to illustrate the effects of these initiatives. We compensate for the limitations of using non-GAAP financial measures by using them to supplement GAAP results to provide a more complete understanding of the factors and trends affecting the business than using GAAP results alone.

Additionally, we believe supplementary GAAP-based information such as operating working capital and debt principal payable are helpful to investors in explaining the impacts of our operating efficiencies. Operating working capital is defined as current assets less current liabilities plus the current portion of long-term debt. Management of operating working capital helps us monitor our progress in meeting our goals to maximize our return on working capital assets. Debt principal is defined as the principal amount of debt payable at the stated period-end date and is used by management to monitor our progress in meeting our goals to reduce the debt on our balance sheet.

Cash cycle days are defined as the total number of days to turn our inventory, receivables, and payables on a trailing three month basis. Management of our cash cycle days helps us monitor how efficiently we are generating cash from our short term assets and liabilities.

About BlueLinx Holdings Inc.
BlueLinx Holdings Inc., operating through its wholly owned subsidiary BlueLinx Corporation, is a leading distributor of building and industrial products in the United States. The Company is headquartered in Atlanta, Georgia and operates its distribution business through its network of distribution centers. BlueLinx is traded on the New York Stock Exchange under the symbol BXC. Additional information about BlueLinx can be found on its website at www.BlueLinxCo.com.

Forward-looking Statements
This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to our ability to return to profitability, and our guidance regarding anticipated financial results. All of these forward-looking statements are based on estimates and assumptions made by our management that, although believed by BlueLinx to be reasonable, are inherently uncertain. Forward-looking statements involve risks and uncertainties, including, but not limited to, economic, competitive, governmental and technological factors outside of BlueLinx’s control that may cause its business, strategy or actual results to differ materially from the forward-looking statements. These risks and uncertainties may include, among other things: changes in the prices, supply and/or demand for products that it distributes, general economic and business conditions in the United States; the activities of competitors; changes in significant operating expenses; changes in the availability of capital and interest rates; adverse weather patterns or conditions; acts of cyber intrusion; variations in the performance of the financial markets, including the credit markets; and other factors described in the “Risk Factors” section in the Company’s Annual Report on Form 10-K for the year ended January 2, 2016, its Quarterly Reports on Form 10-Q, and in its periodic reports filed with the Securities and Exchange Commission from time to time. Given these risks and uncertainties, you are cautioned not to place undue reliance on forward-looking statements. BlueLinx undertakes no obligation to publicly update or revise any forward-looking statement as a result of new information, future events, and changes in expectation or otherwise, except as required by law.

BLUELINX HOLDINGS INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND
COMPREHENSIVE INCOME (LOSS)
(In thousands, except per share data)
(unaudited)

	Three Months Ended		Nine Months Ended
	October 1, 2016	October 3, 2015	October 1, 2016	October 3, 2015
Net sales	$476,049	$517,831	$1,459,386	$1,488,435
Cost of sales	415,999	457,007	1,284,354	1,317,433
Gross profit	60,050	60,824	175,032	171,002
Operating expenses (income):
Selling, general, and administrative	49,152	49,907	157,006	150,617
Gains from sales of property	(13,940)	—	(14,701)	—
Depreciation and amortization	2,220	2,439	7,091	7,155
Total operating expenses	37,432	52,346	149,396	157,772
Operating income	22,618	8,478	25,636	13,230
Non-operating expenses (income):
Interest expense	6,105	7,115	19,562	20,358
Other (income) expense, net	(17)	263	(255)	650
Income (loss) before provision for (benefit from) income taxes	16,530	1,100	6,329	(7,778)
Provision for (benefit from) income taxes	1,522	539	609	(2,264)
Net income (loss)	$15,008	$561	$5,720	$(5,514)

Basic earnings per share	$1.69	$0.06	$0.64	$(0.63)
Diluted earnings per share	$1.68	$0.06	$0.64	$(0.63)

Comprehensive income (loss):
Net income (loss)	$15,008	$561	$5,720	$(5,514)
Other comprehensive income (loss):
Foreign currency translation, net of tax	(29)	(214)	277	(530)
Amortization of unrecognized pension loss, net of tax	340	84	787	342
Pension curtailment, net of tax	—	(1,852)	(12,185)	4,414
Total other comprehensive income (loss)	311	(1,982)	(11,121)	4,226
Comprehensive income (loss)	$15,319	$(1,421)	$(5,401)	$(1,288)

BLUELINX HOLDINGS INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)
(unaudited)

	October 1, 2016	January 2, 2016
Assets:
Current assets:
Cash	$4,704	$4,808
Receivables, less allowances of $3.3 million and $3.2 million, respectively	163,388	138,545
Inventories, net	207,909	226,660
Other current assets	25,176	32,011
Total current assets	401,177	402,024
Property and equipment:
Land and land improvements	35,873	40,108
Buildings	80,839	89,006
Machinery and equipment	75,240	79,173
Construction in progress	1,539	255
Property and equipment, at cost	193,491	208,542
Accumulated depreciation	(104,052)	(106,966)
Property and equipment, net	89,439	101,576
Other non-current assets	9,822	9,542
Total assets	$500,438	$513,142
Liabilities:
Current liabilities:
Accounts payable	$93,777	$88,087
Bank overdrafts	15,554	17,287
Accrued compensation	7,581	4,165
Current maturities of long-term debt	44,909	6,611
Other current liabilities	12,728	14,023
Total current liabilities	174,549	130,173
Non-current liabilities:
Long-term debt	318,245	377,773
Pension benefit obligation	44,608	36,791
Other non-current liabilities	12,769	14,301
Total liabilities	550,171	559,038
Stockholders’ deficit:
Common Stock, $0.01 par value, Authorized - 20,000,000 shares, Issued - 9,031,263 and 8,943,846 respectively.	90	89
Additional paid-in capital	257,468	255,905
Accumulated other comprehensive loss	(45,895)	(34,774)
Accumulated stockholders’ deficit	(261,396)	(267,116)
Total stockholders’ deficit	(49,733)	(45,896)
Total liabilities and stockholders’ deficit	$500,438	$513,142

BLUELINX HOLDINGS INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(unaudited)

	Nine Months Ended October 1, 2016	Nine Months Ended October 3, 2015
Net cash used in operating activities	$(170)	$(28,253)

Property and equipment investments	(511)	(1,482)
Proceeds from sale of assets	18,900	621
Net cash provided by (used in) investing activities	18,389	(861)

Cash flows from financing activities:
Repayments on revolving credit facilities	(399,283)	(293,169)
Borrowings from revolving credit facilities	401,963	346,028
Principal payments on mortgage	(26,041)	(8,903)
Decrease in bank overdrafts	(1,733)	(9,159)
Decrease in restricted cash related to the mortgage	9,118	117
Other, net	(2,347)	(3,418)
Net cash provided by (used in) financing activities	(18,323)	31,496

Increase (decrease) in cash	(104)	2,382
Cash balance, beginning of period	4,808	4,522
Cash balance, end of period	$4,704	$6,904

BLUELINX HOLDINGS INC.
RECONCILIATION OF NON-GAAP MEASUREMENTS
(In thousands)
(unaudited)

The following schedule reconciles net income (loss) to Adjusted EBITDA, including Adjusted EBITDA less operational efficiency initiatives:

	Quarter Ended		Nine Months Ended
	October 1, 2016	October 3, 2015	October 1, 2016	October 3, 2015
Net income (loss)	$15,008	$561	$5,720	$(5,514)
Adjustments:
Depreciation and amortization	2,220	2,439	7,091	7,155
Interest expense	6,105	7,115	19,562	20,358
Provision for (benefit from) income taxes	1,522	539	609	(2,264)
Gain from sales of property	(13,940)	—	(14,701)	—
Share-based compensation expense	776	379	1,621	1,514
Restructuring, severance, and legal	(751)	(530)	7,321	(595)
Refinancing-related expenses	135	—	3,518	—
Adjusted EBITDA	$11,075	$10,503	$30,741	$20,654

Adjusted EBITDA	$11,075	$10,503	$30,741	$20,654
Less: Operational efficiency initiatives	—	960	1,229	4,091
Adjusted EBITDA less operational efficiency initiatives	$11,075	$9,543	$29,512	$16,563

We define Adjusted EBITDA as an amount equal to net income (loss) plus interest expense and all interest expense related items (e.g., write-off of debt issuance costs, charges associated with mortgage refinancing), income taxes, depreciation and amortization, and further adjusted to exclude certain non-cash items such as gains from sales of property, and other adjustments to Consolidated Net Income (Loss). Further, we also exclude, as an additional measure which we refer to as Adjusted EBITDA less operational efficiency initiatives, the effects of certain initiatives we have undertaken such as facility closures and SKU rationalization, for period over period comparability.

The following table sets forth a reconciliation of net sales and gross profit to the non-GAAP measures of adjusted sales and adjusted gross profit versus comparable prior periods:

	Quarter Ended		Nine Months Ended
	October 1, 2016	October 3, 2015	October 1, 2016	October 3, 2015
Net sales	$476,049	$517,831	$1,459,386	$1,488,435
Less: Operational efficiency initiatives	(6,349)	(64,585)	(105,775)	(192,566)
Adjusted net sales	$469,700	$453,246	$1,353,611	$1,295,869
Adjusted year-over-year percentage increase	3.6%		4.5%

Gross profit	$60,050	$60,824	$175,032	$171,002
Less: Operational efficiency initiatives	(1,923)	(6,516)	(4,204)	(20,128)
Adjusted gross profit	$58,127	$54,308	$170,828	$150,874

The adjusted net sales and gross profit schedule, presented above, includes net sales and gross profit at locations excluding the effect of operational efficiency initiatives; specifically, facility closures and the SKU rationalization initiative, for period over period comparability. The above schedule is not a presentation made in accordance with GAAP, and is not intended to present a superior measure of the financial condition from those determined under GAAP. Adjusted sales and gross profit, as used herein, are not necessarily comparable to other similarly titled captions of other companies due to differences in methods of calculation.

BLUELINX HOLDINGS INC.
SUPPLEMENTARY INFORMATION
(In thousands)
(unaudited)

Debt Principal
Additional information regarding our debt principal payable, which is a GAAP metric, may be useful to investors. The following schedule presents debt principal payable for the third quarters of fiscal 2016 and 2015, respectively:

	October 1, 2016	October 3, 2015	YOY Change
Revolving credit facilities - principal	$223,157	$283,674	$(60,517)
Mortgage - principal	142,159	168,820	(26,661)
Total debt principal payable	$365,316	$452,494	$(87,178)

Operating Working Capital
The following schedule displays the selected balance sheet components of our operating working capital calculation:

	October 1, 2016	October 3, 2015	YOY Change
Current assets:
Cash	$4,704	$6,904	$(2,200)
Receivables, less allowance for doubtful accounts	163,388	187,344	(23,956)
Inventories, net	207,909	255,035	(47,126)
Other current assets	25,176	33,348	(8,172)
Total current assets	$401,177	$482,631	$(81,454)

Current liabilities:
Accounts payable	$93,777	$101,540	$(7,763)
Bank overdrafts	15,554	18,121	(2,567)
Accrued compensation	7,581	4,466	3,115
Current maturities of long-term debt	44,909	203,022	(158,113)
Other current liabilities	12,728	15,474	(2,746)
Total current liabilities	$174,549	$342,623	$(168,074)

Operating working capital	$271,537	$343,030	$(71,493)

Operating working capital is an important measurement we use to determine the efficiencies of our operations and our ability to readily convert assets into cash. Operating working capital is defined as current assets less current liabilities plus the current portion of long-term debt.